Exhibit 99.1

Reliant Bancorp, Inc. Announces 2018 First Quarter Earnings Call

BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 11, 2018--Reliant Bancorp, Inc. (“Reliant Bancorp”) (Nasdaq: RBNC), the parent company for Reliant Bank, announced today that it will release its 2018 first quarter financial results on Thursday, April 26, 2018, after the close of the market. The Company will hold a conference call to discuss first quarter results on Friday, April 27, 2018, at 8:00 a.m. CDT, and the earnings conference call with be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1855/25376. A link to these events can be found on the Company’s website at www.reliantbank.com.

About Reliant Bancorp and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Sumner, Williamson, Maury and Hickman counties, Tennessee along with loan and deposit production offices in Rutherford and Hamilton counties, Tennessee, through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. As of December 31, 2017, Reliant Bancorp had approximately $1.1 billion in total assets, approximately $772 million in loans and approximately $883 million in deposits. For additional information, locations and hours of operation, please visit their website at www.reliantbank.com.

CONTACT:
Reliant Bancorp, Inc.
DeVan Ard, 615-221-2020
Chairman, President and Chief Executive Officer